UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 13, 2012 (November 6, 2012)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 CityWest Blvd.

Suite 800

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)(c)(d)         On November 8, 2012, Richard F. Miles entered into a separation and release agreement with Geokinetics Inc. (the “Company”) in connection with which he announced his intention to retire as Chief Executive Officer and as a member of the board of directors of the Company effective as of the close of business on November 8, 2012.  Mr. David J. Crowley, the Company’s President and Chief Operating Officer, was appointed to serve as the Company’s President and Chief Executive Officer and to the board of directors of the Company with such appointment to be effective contemporaneously with Mr. Miles retirement. In connection with his appointment, Mr. Crowley’s annual base salary was increased from $400,000 to $525,000.

Mr. Crowley, 54, has served as the President and Chief Operating Officer of the Company since May 31, 2012.  Mr. Crowley previously served as the President and Chief Executive Officer of Enventure Global Technology, L.L.C., an oilfield services company, from April, 2010 through May, 2012.  Mr. Crowley held the position of President of U.S. Operations at Precision Drilling Oilfield Services, Inc., where he led the United States and International divisions, from December, 2008 through November, 2009.  From July, 2007 through December, 2009 Mr. Crowley held the position of Executive Vice President and Chief Operating Officer at Grey Wolf Inc. (which was acquired by Precision Drilling Oilfield Services, Inc.). Prior to joining Grey Wolf Inc., Mr. Crowley held various overseas positions in operations, engineering and marketing at Schlumberger Limited over a 20-year period beginning in June, 1980.

Mr. Crowley does not have any family relationships with any director, executive officer, or any person nominated to become a director or executive officer, of the Company and there are no arrangements or understandings between Mr. Crowley and any other person pursuant to which Mr. Crowley was appointed as the Chief Executive Officer or as a director.  There are no transactions in which Mr. Crowley had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Company entered into a separation and release agreement with Mr. Miles on November 8, 2012, that provides, among other things, that (i) Mr. Miles will receive a $270,000 cash bonus, (ii) Mr. Miles will receive $900,000 in cash severance payments, with $225,000 to be paid on May 9, 2013 and the remainder to be paid in 18 monthly installments of $37,500 per month, (iii) the Company will pay the medical and dental insurance premiums under COBRA for Mr. Miles and his eligible dependents for 18 months or until Mr. Miles and his eligible dependents are covered under another plan or the Company is no longer obligated to offer COBRA coverage and $750 per month for the six-month period commencing at the end of such 18-month period if Mr. Miles and his dependents continue to be eligible for COBRA coverage at such time, and (iv) all unvested stock options, restricted stock or other equity compensation granted to Mr. Miles will fully vest as of the date of the agreement.

In the separation and release agreement, Mr. Miles provided a customary general release to the Company and agreed to remain subject to certain confidentiality and non-competition covenants originally set forth in his employment agreement.  Mr. Miles also agreed to serve as a special advisor to the board of directors of the Company on a month-to-month basis for a period of time in exchange for a monthly advisory fee of $2,500.

Mr. Miles may revoke the separation and release agreement for a period of seven days following its execution.  If the separation and release agreement is not revoked, it will become effective on the eighth day following the execution of the agreement by Mr. Miles.  If Mr. Miles exercises his revocation right, the separation and release agreement will have no force or effect.

The description of the separation and release agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

On November 9, 2012, Diana S. Moore, Vice President and Chief Accounting Officer of the Company, informed the management of the Company of her intent to resign from her positions with the Company in order to accept another career opportunity. Ms. Moore’s resignation will be effective November 12, 2012.

(e)(f)     On November 6, 2012, the Compensation Committee of the Board of Directors of the Company approved the payment of cash bonuses to certain named executive officers under the Company’s 2011 Incentive Compensation Plan based on performance in the fiscal year ended December 31, 2011.  The amounts for these bonuses had not been determined by the Compensation Committee at the time of the filing of the Company’s proxy statement for the 2012 Annual Meeting of Stockholders and were therefore not included in the “Non-Equity Incentive Plan Compensation” column contained in the Summary Compensation Table in the proxy statement.  The amounts awarded to the named executive officers and the amount of compensation that would have been included in the “Total” column of the Summary Compensation Table had these amounts been determined prior to the filing of the proxy statement are set forth below.

Name and Principal Position	Non-Equity Incentive Plan Compensation ($)	Total ($)
Gary L. Pittman Executive Vice President and CFO	$125,000	$549,063
Lee Parker Executive Vice President—Operations	$115,000	$425,629
William L. Moll, Jr. Vice President, General Counsel and Corporate Secretary	$60,000	$375,828
Diana S. Moore Vice President and Chief Accounting Officer	$75,000	$539,284

Item 7.01.         Regulation FD Disclosure.

On November 8, 2012, the Company issued a press release announcing that David J. Crowley, the Company’s President and Chief Operating Officer, was appointed to serve as the President and Chief Executive Officer and to the board of directors of the Company.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.         Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Separation and Release Agreement, dated as of November 8, 2012, by and between Richard F. Miles and Geokinetics Inc.

99.1	Press release dated November 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: November 13, 2012	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr. Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation and Release Agreement, dated as of November 8, 2012, by and between Richard F. Miles and Geokinetics Inc.

99.1	Press release dated November 8, 2012